Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Multistate Trust II
333-14729, 811-07755

On June 28, 2011, under Conformed Submission
485BPOS, accession number, 0001193125-11-175794,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated May 29, 2011, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.4 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.